UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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[ ] Preliminary Proxy Statement
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EA Series Trust
(Name of Registrant as Specified in Its Charter)

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From: votemyproxy@equiniti.com

To:

CC:

Subject: Vote Today! Bridgeway Funds – Special Meeting on July 14, 2026

PLEASE VOTE

Dear Shareholder,

You are receiving this communication as you are a shareholder in either Small-Cap Value Fund or Ultra-Small Company Market Fund (the “Funds”). There has been a tremendous vote response regarding the Joint Special Meeting of Shareholders of the Funds (the “Special Meeting”), however, the required minimum quorum has not yet been obtained.
At the Special Meeting, shareholders are being asked to consider and approve the proposed reorganizations detailed below. At this time, you have the option to vote “FOR”, “AGAINST” or “ABSTAIN” to have your share represented at the Special Meeting.

Target Fund	Acquiring Fund

Small-Cap Value Fund	EA Bridgeway Select Small-Cap Value ETF
Ultra-Small Company Market Fund	EA Bridgeway Ultra-Small Company Market ETF

A copy of the proxy statement can be viewed at: https://vote.proxyonline.com/Bridgeway/docs/2026mtg.pdf

Please join your fellow shareholders who have voted by following the voting instructions below and submit your vote today. Upon completion of your vote, all further outreach efforts will cease.

EQ Fund Solutions/Equiniti has been retained as the tabulation agent for the proxy and has provided the convenient option to vote your proxy via e-mail.

To submit your vote for the proposal via e-mail:

Click one of the vote option buttons below. FOR AGAINST ABSTAIN
An e-mail will be automatically generated from your e-mail provider with your vote selection and address.
Confirm the details, enter your first & last name and simply send the e-mail.

INVESTOR ID:    123456789
ADDRESS:         123 Main Street
                New York, NY 10000
bridgewayfunds.com Bridgeway Funds | 20 Greenway Plaza, Suite 930, Houston, Texas 77046

If you have any questions about this proxy campaign or to request a paper copy of these proxy materials, please call (800) 992-3086.

Your vote is important no matter how many shares you own. Please take the time to read the combined proxy statement carefully and cast your proxy vote today! To view

Thank you for your participation and we look forward to serving your investment needs in the years to come.

1.To access electronic proxy materials, you may need Adobe Acrobat Reader software. This software is available for download at no cost at http://www.adobe.com.

EQ Fund Solutions
28 Liberty Street, Floor 53
New York, NY 10005
bridgewayfunds.com Bridgeway Funds | 20 Greenway Plaza, Suite 930, Houston, Texas 77046

Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

PLEASE HELP US BY RESPONDING TODAY

Dear Shareholder:

We still need your help. To proceed with an important matter pertaining to your investment in one or more Bridgeway Funds we are requesting your immediate response. If you have responded to us since this letter was mailed, thank you very much.
The call will only take a moment, and no confidential information is required. Please contact us toll-free at 888-567-1626 from 9:00 a.m. to 10:00 p.m. ET, Monday - Friday, or from 10 a.m. to 6 p.m. ET on Saturday. When you call, please reference your investor ID listed below.

Thank you for your attention to this request—we deeply appreciate your investment with Bridgeway Funds.

Sincerely,
Deborah L. Hanna
Secretary, Bridgeway Funds, Inc.

___________________________________________________________________________________________________________________________
INVESTOR ID: 01234567891    Security ID: 12345678
    Household ID: 01234567891
bridgewayfunds.com Bridgeway Funds | 20 Greenway Plaza, Suite 930, Houston, Texas 77046

Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

July 2, 2026

Dear Shareholder:

If you have already cast your important proxy vote at the time of this letter, Thank You! We are sending this follow-up letter to ensure we reach the required quorum of shares for the upcoming Special Meeting.

If you did not yet vote, PLEASE take a moment to respond. Call toll-free at 888-567-1626 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or from 10:00am to 6:00pm ET on Saturday.

This matter is urgent, so please respond by July 10th.

Sincerely,
Deborah L. Hanna
Secretary, Bridgeway Funds, Inc.

___________________________________________________________________________________________________________________________
INVESTOR ID: 01234567891    Security ID: 12345678
    Household ID: 01234567891

OFFICIAL MESSAGE FROM BRIDGEWAY TODAY
bridgewayfunds.com Bridgeway Funds | 20 Greenway Plaza, Suite 930, Houston, Texas 77046